UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 15, 2009

ASPEN EXPLORATION CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement.

     Aspen Exploration Corporation (“Aspen”) and R.V. Bailey, Aspen’s Chief Executive Officer, President, and Chairman of the Board, agreed to extend Mr. Bailey’s employment agreement through March 31, 2010. The extension is dated December 15, 2009 and is effective as of January 1, 2010. Mr. Bailey’s employment agreement was entered into by the parties on March 25, 2009 (but effective as of January 1, 2009). Aspen and Mr. Bailey previously agreed to extend the term of Mr. Bailey’s employment agreement, however the agreement as previously extended was to terminate on December 31, 2009. The material terms of Mr. Bailey’s employment agreement are described in a Current Report on Form 8-K dated March 25, 2009. Except for extending the term of the employment agreement through March 31, 2010, no other material terms of Mr. Bailey’s employment agreement were amended by the extension dated December 15, 2009.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As described in Item 1.01 above, on December 15, 2009 Aspen and Mr. Bailey agreed to extend the term of his employment agreement through March 31, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of December 2009.

Aspen Exploration Corporation

By:	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer